SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006 (December 18, 2006)

NetRatings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27907	77-0461990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 West 45th Street, 35th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 703-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 18, 2006, NetRatings, Inc. (the “Company”) and Todd Sloan entered into a letter agreement (the “Letter Agreement”) pursuant to which the Company agreed to pay a bonus to Mr. Sloan in the amount of $100,000 in recognition of Mr. Sloan’s efforts in providing assistance in connection with the evaluation of the proposal from VNU Group B.V. (“VNU”) to purchase the outstanding minority stake in the Company.

The $100,000 bonus will be paid on (i) the two month anniversary of the consummation of the proposed acquisition of the Company by VNU or (ii) May 1, 2007 in the event that an agreement with respect to the proposed acquisition is not signed by the parties by April 30, 2007; provided in both cases that Mr. Sloan is still employed by the Company (or an affiliated entity) on such date.

The above summary is qualified in its entirety by reference to the Letter Agreement, a copy of which is included as Exhibit 99.1 of this Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.
99.1	Letter Agreement between the Company and Todd Sloan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETRATINGS, INC.

Date: December 21, 2006	By:	/s/ Alan Shapiro
Alan Shapiro Senior Vice President & General Counsel

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Letter Agreement between the Company and Todd Sloan.